UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

Statera Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2537 Research Boulevard, Suite 201
Fort Collins, CO 80526
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 613-8802

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2022, Steve Barbarick, a member of the Board of Directors (the “Board”) of Statera Biopharma, Inc. (the “Company”), resigned from his position as a Board member, effective immediately. Mr. Barbarick’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Barbarick will continue in an advisory position.

On February 22, 2022, the Board appointed Dr. Satish Chandran as a director of the Company, to fill the vacancy created by Mr. Barbarick’s resignation, effective February 24, 2022. Dr. Chandran will serve in such position until his earlier death, resignation or removal from office. The Company expects that Dr. Chandran will serve as a member of the Board’s audit committee, compensation committee, and nominating and corporate governance committee. The Board has affirmatively determined that Dr. Chandran is “independent” within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). In addition, Dr. Chandran is independent under Nasdaq’s heightened independence standards applicable to audit committee and compensation committee members.

Dr. Chandran, age 66, is a biotechnology veteran with over 30 years in leadership positions at early and mid-stage biotech and pharmaceutical companies. Since April 2021, Dr. Chandran has served as President and Chief Executive Officer of Lay Sciences, Inc., Chief Executive Officer of Physis Pharma, Inc. (formerly Akshaya Bio), and CEO of Prodigy Biotech, Inc. From August 2020 to April 2021, Dr. Chandran served as President, Chief Operating Officer and Chief Technology Officer of Marizyme, Inc. following the acquisition of Somahlution. Prior to that time, he founded and served as Chief Executive Officer of Somahlution until its acquisition by Marizyme.

Prior to founding Somahlution, Dr. Chandran served as Chief Technology Officer at Pfizer Inc.’s BioTherapeutics Pharmaceutical Sciences Division and as CSO and COO of Nucleonics, Inc.

Dr. Chandran has demonstrated a diverse skill set with significant experience in corporate management, product development, legal and regulatory affairs and sales and marketing strategies. He has been a serial entrepreneur over the last 30 years, founding and leading several biotech companies. In addition to his tenure at biotech and large pharma companies, he has also served as faculty at several universities and research institutions, including Thomas Jefferson University as Associate Professor, IHVR (Institute for Hepatitis and Virus Research)/The Blumberg Institute as Professor and North Dakota State University as Professor. He brings vast experience in product development that includes drugs, biologicals and medical devices and commercialization.

Dr. Chandran received his Ph.D. from Memorial University in Newfoundland, Canada and completed a post-doctoral fellowship at Fox Chase Cancer Center in Philadelphia, PA.

Item 7.01. Regulation FD Disclosure.

On February 25, 2022, the Company issued a press release announcing the appointment of Dr. Chandran to the Board and the resignation of Mr. Barbarick from the Board.

The information included in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the registrant on February 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: February 25, 2022	/s/ Teifion Hill
Teifion Hill
Corporate Secretary